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                                                                    EXHIBIT 4-8

                             CERTIFICATE OF TRUST

                        OF PECO ENERGY CAPITAL TRUST I

        THIS Certificate of Trust of PECO Energy Capital Trust I (the "Trust"), dated as of ____________________________, 1995, is being duly executed and filed by PNC Bank, Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

        1. Name. The name of the business trust formed hereby is PECO Energy Capital Trust I.

        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware _________.

                IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                        PNC Bank, Delaware



                                     By:
                                        --------------------------------
                                        Name:
                                        Title: